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                                                                     EXHIBIT 3.1

                                STATE OF ARIZONA


                            [STATE OF ARIZONA SEAL]

                                 OFFICE OF THE


                             CORPORATION COMMISSION


To all to Whom these Presents shall Come, Greeting:


         I, the Executive Secretary of the Arizona Corporation Commission, DO HEREBY CERTIFY that

                           ***ROCKFORD CORPORATION***

a Domestic Corporation organized under the laws of the State of Arizona, did incorporate on July 22, 1980

         I FURTHER CERTIFY that this corporation has filed all affidavits and annual reports and paid all annual filing fees required to date and, therefore, is in good standing in this state.





                                          IN WITNESS WHEREOF, I have hereunto
                                             set my hand and affixed the
                                             official seal of the Arizona
         (SEAL) Corporation Commission. Done at Phoenix, the Capital, this 23rd day of May , 1994, A.D.

                                                 /s/ James Matthews
                                             -----------------------------
                                                     Executive Secretary

                                             By: /s/
                                                --------------------------
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                              ROCKFORD CORPORATION


KNOW ALL MEN BY THESE PRESENTS:


                  That we, whose hands are hereunto affixed, desiring to form a corporation under the laws of the State of Arizona, do hereby associate ourselves together for that purpose, and adopt the following Articles of
Incorporation:
                                    ARTICLE I

                  The name of the corporation is Rockford Corporation.

                                   ARTICLE II

                  The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and specifically but not in limitation thereof, the purpose of manufacturing and sale of consumer items.

                                   ARTICLE III

                  The corporation initially intends to conduct the business of manufacturing and sale of consumer electronic items.

                                   ARTICLE IV

                   The corporation shall have authority to issue 1,000,000 shares of common stock of the par value of $.01 per share.



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                                   ARTICLE V

                   The initial Board of Directors shall consist of two (2) directors. The persons who are to serve as the initial directors are:

Charles E. Davis
1531 East Hope
Mesa, Arizona 85203

Robert F. Pothier
2437 E. Huber
Mesa, Arizona 85203

                   The number of persons to serve on the Board of Directors thereafter, the means of electing them and their terms of office shall be fixed by the bylaws.

                                   ARTICLE VI

                   Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the Chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of



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Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933, and, provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

                                  ARTICLE VII

                   The incorporators of the corporation are:

Robert F. Pothier
2437 E. Huber
Mesa, Arizona 85203

Charles E. Davis
1531 E. Hope
Mesa, Arizona 85203

                   All powers, duties and responsibilities of the Incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                  ARTICLE VIII

                   The name and address of the initial statutory agent of the corporation is:

                                 Charles E. Davis
                                 30 West 1st Street
                                 Mesa, Arizona  85201


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                  IN WITNESS WHEREOF, we, the undersigned, have hereunto signed our names this 22nd day of July, 1980.

                                            /s/ Charles E. Davis
                                            --------------------
                                            Charles E. Davis


                                            /s/ Robert F. Pothier
                                            ---------------------
                                            Robert F. Pothier



STATE OF ARIZONA    )
                    )  ss.
COUNTY OF MARICOPA  )

                   SUBSCRIBED, SWORN TO and acknowledged before me this 22nd day of July, 1980 by Charles E. Davis and Robert F. Pothier.

                                                   /s/
                                            -----------------
                                            Notary Public


My Commission Expires:

September 24, 1983

                  I, Charles E. Davis, having been designated to act as Statutory Agent, hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

                                            /s/ Charles E. Davis
                                            --------------------
                                            Charles E. Davis



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